POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints each of Shannon M. Shaw and Kelly A. Doria, signing singly, as the undersigned's true and lawful attorney-
in-fact to:

      (1)   execute  for  and on behalf of the undersigned, in the undersigned's capacity  as  a  director of ANGI Homeservices Inc. (the "Company"),
            Forms  3, 4 and 5 in accordance with Section 16(a) of the Securities
            Exchange  Act  of  1934,  as  amended, and the rules thereunder (the
            "Exchange  Act"),  and  Form  ID to obtain and/or renew EDGAR codes, passwords  and/or  passphrases for use in connection with the filing of Forms 3, 4 and 5;

      (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
            Form  3,  4  or  5 or Form ID, complete and execute any amendment or amendments  thereto,  and  timely  file  such  forms with the United
            States  Securities and Exchange Commission and any stock exchange or similar authority;

      (3)   take  any other action of any type whatsoever in connection with the foregoing  which, in the opinion of such attorney-in-fact, may be of benefit  to,  in  the  best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of  Attorney  shall be in such form and shall contain such terms and
            conditions   as   such   attorney-in-fact   may   approve   in  such
            attorney-in-fact's discretion; and

      (4)   seek  or  obtain,  as  the undersigned's attorney-in-fact and on the undersigned's  behalf,  information  regarding  transactions  in the
            Company's  securities  from  any  third  party,  including  brokers,
            employee   benefit   plan   administrators  and  trustees,  and  the
            undersigned  hereby  authorizes  any such person to release any such information  to  such attorney-in-fact and approves and ratifies any such release of information.

      The undersigned hereby grants to each such attorney-in-fact full power and authority  to  do  and perform any and every act and thing whatsoever requisite, necessary,  or  proper  to be done in connection with the exercise of any of the rights  and  powers  herein granted, as fully to all intents and purposes as the undersigned  might  or  could  do  if  personally  present,  with  full power of substitution  or  revocation,  hereby  ratifying  and  confirming  all that such attorney-in-fact,  or  such  attorney-in-fact's substitute or substitutes, shall lawfully  do  or  cause  to  be done by virtue of this Power of Attorney and the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are  not  assuming,  nor  is  the  Company  assuming,  any  of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

         This  Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless  earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         This   Power   of  Attorney  does  not  relieve  the  undersigned  from
 responsibility  for  compliance  with  the  undersigned's obligations under the
 Exchange  Act,  including, without limitation, the reporting requirements under
 Section  16  of the Exchange Act. Additionally, although pursuant to this Power of Attorney the Company will use commercially reasonable best efforts to timely and  accurately  file  Section  16  reports  on  behalf of the undersigned, the
 Company  does  not  represent  or  warrant that it will be able to in all cases timely  and accurately file Section 16 reports on behalf of the undersigned due to  various  factors,  including,  but  not  limited  to, the shorter deadlines mandated  by  the  Sarbanes-Oxley  Act  of 2002, possible time zone differences between the Company and the undersigned and the Company's need to rely on other
 parties   for  information,  including  the  undersigned  and  brokers  of  the undersigned.

         IN  WITNESS  WHEREOF, the undersigned had caused this Power of Attorney to be executed as of this 3rd day of February 2021.

                                           /s/ CHRISTOPHER W. BOHNERT
                                           -------------------------------------
                                           Name: Christopher W. Bohnert